UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken, PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Term Loan

On September 5, 2025, Cencora, Inc. (the “Company”) entered into Amendment No. 2 (the “Term Credit Amendment”) to the Term Credit Agreement, dated as of November 26, 2024, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended by Amendment No. 1, dated as of June 4, 2025 (the “Term Credit Agreement”, as amended by the Term Credit Amendment, the “Amended Term Credit Agreement”), pursuant to which the Company and certain subsidiaries previously obtained a senior unsecured term loan (the “Term Loan”).

The Term Credit Amendment amended the Term Credit Agreement to change the maturity date from January 2, 2028 to October 1, 2027 and modify the interest rate at which the Term Loan bears interest. The Term Loan bears interest at a rate equal to either an adjusted Term SOFR rate plus an applicable margin or an alternate base rate plus an applicable margin, in each case based on the Company’s public debt ratings by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. Pursuant to the Amended Term Credit Agreement, such applicable margins range from 62.5 basis points to 125.0 basis points over the adjusted Term SOFR rate and 0 basis points to 25.0 basis points over the alternate base rate, in each case, as determined in accordance with the provisions of the Amended Term Credit Agreement.

The foregoing description of the Term Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Credit Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment of Money Market Facility

On September 5, 2025, the Company entered into Amendment No. 2 (the “Money Market Facility Amendment”) to the Uncommitted Money Market Line Credit Agreement, dated as of June 10, 2022, between the Company and Société Générale, acting through its New York Branch, as amended by Amendment No. 1, dated as of February 3, 2025 (the “Money Market Facility Agreement”), pursuant to which the Company has the ability to request short-term, unsecured revolving credit loans from time to time (the “Money Market Facility”).

The Money Market Facility Amendment amended the Money Market Facility Agreement to, among other things, permit borrowings in a principal amount of up to (i) $500 million on or after April 1 and before December 1 of any year and (ii) $750 million on or after December 1 and before March 31 of any year. The Money Market Facility may be decreased or terminated by the bank or the Company at any time without prior notice.

The foregoing description of the Money Market Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the Money Market Facility Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Term Credit Agreement, dated as of September 5, 2025, among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent.
10.2	Amendment No. 2 to Uncommitted Money Market Line Credit Agreement, dated as of September 5, 2025, between the Company and Société Générale, acting through its New York Branch, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

September 9, 2025	By:	/s/ James F. Cleary
Name: James F. Cleary
Title: Executive Vice President and Chief Financial Officer